Exhibit j

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our report dated September 24, 2019 in the Registration Statement of Hartford Funds Exchange-Traded Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 under the Securities Act of 1933 (Form N-1A No. 333-215165).

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 26, 2019